Exhibit 5.1

November 28, 2022

TransCode Therapeutics, Inc.

6 Liberty Square, #2382

Boston, MA 02109

Re:      Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), of up to (i) 14,375,000 shares (the “Common Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), including Common Shares purchasable by the underwriters upon their exercise of an over-allotment option granted to the underwriters by the Company, or (ii) up to 14,375,000 pre-funded warrants (the “Pre-Funded Warrants” and each share of Common Stock underlying a Pre-Funded Warrant, a “Pre-Funded Warrant Share”) to purchase 14,375,000 shares of Common Stock. The Company is also registering warrants (the “Representative Warrants”, and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 718,750 shares of Common Stock as contemplated pursuant to the Registration Statement (the “Representative Warrant Shares”, and together with the Pre-Funded Warrant Shares, the “Warrant Shares”). The Common Shares and Pre-Funded Warrants are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (the “Underwriting Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. For purposes of the opinion set forth in numbered paragraph (iv), we have assumed that before the Warrant Shares are issued, the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares of Common Stock authorized under the Company’s certificate of incorporation is less than the number of Warrant Shares.

The opinions in numbered paragraphs (i) and (iv) set forth below are limited to the Delaware General Corporation Law and the opinions in numbered paragraphs (ii) and (iii), as to the Warrants constituting valid and binding obligations of the Company, are limited to the law of New York.

TransCode Therapeutics, Inc.

November 28, 2022

Based on the foregoing, we are of the opinion that:

(i) the Common Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, the Common Shares will be validly issued, fully paid and non-assessable.

(ii) When the Pre-Funded Warrants are delivered and paid for in accordance with the Underwriting Agreement, assuming the due authorization, execution and delivery of such Pre-Funded Warrants, the Pre-Funded Warrants will constitute valid and binding obligations of the Company.

(iii) When the Representative Warrants are executed and delivered in accordance with the Underwriting Agreement, assuming the due authorization, execution and delivery of such Representative Warrants, the Representative Warrants will constitute valid and binding obligations of the Company.

(iv) the Warrant Shares, when issued, sold and paid for in accordance with the terms of the respective Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER llp

GOODWIN PROCTER llp